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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of September 1, 1997 between OMI Corp., a Delaware corporation (the "Company") and William A.G. Hogg (the "Executive").

                              W I T N E S S E T H

      WHEREAS, the Company desires to continue to employ the Executive; and

      WHEREAS, the Executive is willing to continue to be employed by the Company, as a senior executive of the Company, for the period and upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Company and the Executive hereby agree as follows:

      1. Employment

      The Company shall employ the Executive, and the Executive accepts employment by the Company, at the discretion of the Company, as President or Senior Vice President of OMI Ship Management, Inc. ("OSM"), or any successor thereof upon the terms and conditions herein, for the period commencing on the date the Company acquires Marine Transport Lines, Inc. (the "Commencement Date") and terminating on the third anniversary of the Commencement Date subject to termination as hereinafter provided (such period, as such period may be extended as described in this paragraph, being herein referred to as the "Employment Period"). The Executive term of employment shall be automatically extended for an additional period of one year unless written notice of termination is given by either party no later than the second anniversary of the Commencement Date. If, upon expiration of this Agreement, the Company desires to continue to employ the Executive and the Executive desires to continue in the employ of the Company, such employment shall be continued on terms and conditions which the Company and the Executive find mutually satisfactory and which are consistent with the employment policies of the Company.

      2. Duties

      (a) Throughout the Employment Period, the Executive shall be President or Senior Vice President of OSM and shall report to the person or position designated by the Chief Executive Officer of the Company. The Executive shall at all times comply with Company policies as established by the Chief Executive Officer.

      (b) During the Employment Period, the Executive shall devote his full-time working hours to his duties hereunder, except during vacation time, any periods of illness and authorized leaves of absence. The Executive shall have such responsibilities and authorities consistent with the status, title and reporting requirements set forth herein as are appropriate to said position,
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subject to change (other than diminution in position, authority, duties or responsibilities) from time to time by the Chief Executive Officer.

      (c) Throughout the Employment Period, the Executive shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.

      3. Compensation

      During the Employment Period, as full compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following salary and other benefits:

      (a) Salary

      The Company shall pay the Executive a salary (the "Base Salary") for the annual periods following the Commencement date (a) Year 1: $110,000; (b) Year 2:
$115,000; (c) Year 3: $120,000 and (d) Additional Year: $125,000. The Base
Salary due the Executive hereunder shall be payable in equal installments at the times other executives are paid less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans of Section 3(d) and applicable laws and regulations described under Section 9(e).

      (b) Bonus

      The Executive shall be eligible to receive bonuses (each a "Bonus") at the discretion, in the amount and at the times determined by the Board of Directors of the Company (the "Board").

      (c) Long Term Incentives

      The Executive shall be entitled to receive grants of restricted stock, stock options and other stock awards at the discretion of the Compensation Committee of the Board of Directors of the Company and/or other stock and cash awards granted pursuant to any other long term incentive plans implemented by the Company for the benefit of senior executives of the Company.

      (d) Other Benefit Plans

      Subject to all eligibility requirements, and to the extent permitted by law, the Executive shall be entitled to participate in any and all employee welfare and benefit plans (including, but not limited to, retirement security, life insurance, medical, dental, disability, and savings plans) established by the Company from time to time for the general and overall benefit of executives of the Company.


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      (e) Further Benefits

      The Executive shall be entitled to a minimum of four weeks per annum paid vacation.

      (f) Deferred Compensation

      Notwithstanding any other provision of the Agreement, the Executive shall have the right to request any lawful means (including, without limitation, any deferred compensation arrangement requested by the Executive) by which he wishes to receive any portion of his or her Base Salary, Bonus, or other payments, and the Company shall reasonably cooperate with the Executive to grant such request, provided that the granting of such request does not represent inequitable treatment as concerns other senior employees or executives (in the Company's sole judgment), and does not impose additional costs on the Company other than insignificant administrative costs.

      In the event the Company (but not the Executive) (i) gives the notice of termination described in Section 1 above or (ii) terminates the employment of the Executive at any time after the Employment Period (as the same may be extended), the Company shall pay to the Executive promptly upon the termination of employment an amount equal to 50% of the Executive's then applicable Base Salary, less the amounts required to be withheld as described in Section 3(a). No amount shall be payable in the event the Executive terminates employment hereunder.

      4. Reasonable Expenses

      The Company will reimburse the Executive for all reasonable business expenses, including travel and lodging, which are properly incurred by him in the performance of his duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements.

      5. Executive Covenants

      The Executive acknowledges that as a result of the services to be rendered to the Company hereunder, the Executive will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its goods and services are marketed throughout the world; and that the Company competes with other organizations that are or could be located in nearly any part of the United States or elsewhere. In recognition of the foregoing:

      (a) Except with the consent of or as directed by the Company, or except if compelled by judicial or legal authorities, the Executive will keep confidential and not divulge to any other person, during the Employment Period or thereafter, any Confidential Information and Trade Secrets regarding the Company, its subsidiaries and affiliates, except for information which is or


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becomes publicly available other than as a result of disclosure by the
Executive. For the purposes of this Agreement "Confidential Information and Trade Secrets" means information which is secret to the Company, its subsidiaries and affiliates. It may include, but is not limited to, information relating to new and future concepts and business of the Company, its subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, the Executive is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliates which is not disclosed in printed publications stated to be available for distribution outside the Company, its subsidiaries and affiliates as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in the Executive's mind as to whether information is secret and confidential to the Company, its subsidiaries and affiliates, the Executive agrees to request an opinion, in writing, from the Company.

      (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries and affiliates, whether or not prepared by the Executive, and all property owned by the Company, its subsidiaries and affiliates shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company, at any time upon request, during or after the Employment Period.

      (c) During the Employment Period and during any Severance Period (as hereinafter defined), the Executive will not, without the prior written consent of the Company, compete, directly or indirectly, with the Company, its subsidiaries and affiliates or participate as a director, officer, employee, agent, representative, stockholder, or partner, or have any direct or indirect financial interest as a creditor, in any business which directly or indirectly competes with the Company its subsidiaries and affiliates; provided, however, that this paragraph (c) shall not restrict the Executive from holding up to 5% of the publicly traded securities of any entity.

      (d) During the Employment Period and during any Severance Period (as hereinafter defined), the Executive shall not either for his own account or for any person, firm or company (i) solicit any customers of the Company, its subsidiaries and affiliates or (ii) solicit or endeavor to cause any employee of the Company, its subsidiaries and affiliates to leave his employment or induce or attempt to induce any such employee to breach any employment agreement with the Company, its subsidiaries and affiliates, or otherwise interfere with the employment of any employee by the Company, its subsidiaries and affiliates.

      (e) Without limiting any other provision of this Agreement, the Executive hereby agrees to be bound by and to comply with any obligations known to the Executive and imposed on the Company, its subsidiaries and affiliates, by law, rule, regulation, ordinance, order, decree, instrument, agreement, understanding or other restriction of any kind.


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      (f) The Executive hereby agrees to provide reasonable cooperation to the
Company, its subsidiaries and affiliates during the Employment Period and any Severance Period (as hereinafter defined) in any litigation between the Company, its subsidiaries and affiliates, and third parties.

      (g) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 5 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

      (i)   although the restrictions contained in Sections 5(a), (b), (c) and
            (d) above are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 5(a), (b), (c) and (d) shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.

      (ii) Notwithstanding that the Executive's employment hereunder may expire or be terminated as provided in Section 1 or Section 6 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in this Section 5.

      6. Termination of Employment Period and Severance

      (a) Termination by the Company without Cause. If for any reason other than the provisions of Section 6(d) hereof, the Company wishes to terminate the Employment Period and the Executive's employment hereunder, the Company shall give a written notice to the Executive of such termination stating that a severance period (the "Severance Period") will commence upon receipt of such notice by the Executive. The Severance Period shall be for the balance of the then current term of this Agreement or, unless the Executive shall have given the notice described in Section 1, twelve months, whichever is greater. Upon receipt of such notice by the Executive, the Employment Period shall terminate (and the Executive shall have no further duties under Section 2 hereof). During the entire Severance Period, the Executive shall continue to receive all salary, compensation, payments and benefits under Sections 3(a) and 3(d) of this Agreement (including, to the extent allowable under applicable law, the accrual of additional service credits or Company contributions under pension and thrift plans, and any benefits under the Company's


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long term disability and life insurance plans) available upon the date of the commencement of the Severance Period as if the Employment Period continued throughout the Severance Period. The Executive agrees that the payments described in this Section 6(a) shall be full and adequate compensation to the Executive for all damages the Executive may suffer as a result of the termination of his employment pursuant to this Section 6(a), and hereby waives and releases the Company from any and all obligations or liabilities to the Executive arising from or in connection with the Executive's employment with the Company or the termination and claims the Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, that any rights and benefits the Executive may have under the employee benefit plans and programs of the Company in which the Executive is a participant, shall be determined in accordance with the terms and provisions of such plans and programs.

      (b) Death. If the Executive dies during the Employment Period, the Severance Period or during the period when payments are being made pursuant to
Section 6(c), the Employment Period shall automatically terminate and the obligations of the parties shall terminate effective the date of death.

      (c) Disability. If the Executive becomes Disabled (as hereinafter defined) during the Employment Period, the Company shall be entitled to terminate his employment and the Employment Period upon written notice to the Executive from the Company. In the event of such termination, the Executive shall be released from any duties hereunder, and the Severance Period described in Section 6(a) hereof shall immediately commence. The duties, rights, benefits and other matters during the Severance Period shall be as set forth in Section 6(a), and the Executive (and his or her heirs, beneficiaries and estate) shall be entitled to all compensation, payments and benefits during the Severance Period without any offset or reduction except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan). For purposes of this Agreement, "Disabled" shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for a period of longer than 180 days out of any 360-day period during the Employment Period. A determination of whether the Executive is Disabled shall be made by the Company in its sole discretion upon its own initiative or upon request of the Executive or a person acting on his behalf. If the Executive becomes Disabled during a Severance Period, he shall continue to receive the compensation, payments and benefits of this Agreement during the entire Severance Period without any offset or reduction, except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan).

      (d) Termination by the Company for Cause. The Company by written notice to the Executive, shall have the right to terminate the Employment Period in the event of any of the following (which shall constitute "Cause"):


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      (i)   The Executive's breach in respect of his duties under this
            Agreement, such breach continuing unremedied for thirty days after written notice thereof from the Company to the Executive specifying the acts constituting the breach and requesting that they be remedied; or

      (ii) Any misconduct, dishonesty, insubordination or other act by the Executive materially detrimental to the goodwill of the Company, or materially damaging to the Company's, its subsidiaries' and/or affiliates' relationships with their customers or employees, including without limitation, the Executive having been convicted of a felony during the Employment Period, provided such conviction has resulted or is likely to result in substantial detriment to the Company, its subsidiaries and/or affiliates.

      Any termination under this Section 6(d) shall be without damages or liability to the Company for compensation and other benefits which would have accrued to the Executive hereunder after termination, but all compensation, benefits and reimbursements accrued through the date of termination shall be paid to the Executive at the times normally paid by the Company. In this event, there shall be no Severance Period.

      (e) Voluntary Termination by the Executive. In the event of voluntary termination of employment by the Executive, the terms of the last paragraph of
Section 6(d) shall apply, except in the event that such voluntary termination occurs within ninety days of (i) a relocation of the OSM's offices (or the location of the performance of work by the Executive) beyond a fifty mile radius of New York City, (ii) a material diminution of the Executive's duties and responsibilities as provided in Section 2, or (iii) a reduction in Base Salary in which cases the provisions of Section 6(a) shall apply.

      7. Conflicting Agreements

      The Executive hereby represents and warrants to the Company that he is entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment of other agreement to which he is a party.

      8. Assignment

      (a) By the Executive. This Agreement, any part thereof and any rights (including compensation) or obligation hereunder shall not be assigned, pledged, alienated, sold, attached, charged, encumbered or transferred in any way by the Executive and any attempt to do so shall be void except that (i) the Executive may designate any of his beneficiaries to receive (and such beneficiaries shall receive) any compensation, payments or other benefits payable hereunder upon his death, (ii) any assignment by will or by laws of descent and distribution or following the


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occurrence of the Executive's legal incompetence is permitted and (iii) the
Executive's executors, administrators or other legal representatives may assign any rights hereunder to the person or persons entitled thereto.

      (b) By the Company. Provided the substance of the Executive's duties set forth in Section 2 shall not change, and provided that the Executive's compensation as set forth in Section 3 shall not be adversely affected, the Company may assign or otherwise transfer this Agreement to any succeeding entity without limitation, which entity shall assume all rights and obligations hereunder.

      9. Notices

      All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, or sent by overnight mail, such as Federal Express, postage and registry fees prepaid, to the applicable party and addressed as follows:

      (a)   if to the Company:

            President
            Marine Transport Lines, Inc.
            1200 Harbor Boulevard
            Weehawken, NJ 07087

      (b)   if to the Executive:

            67-11 166th Street
            Flushing, NY 11365

Addresses may be changed by notice in writing signed by the addressee.

      10. Miscellaneous

      (a) If any provision or portion of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

      (b) No course of dealing and no delay on the part of any parry hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any


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rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

      (d) (i) Any other agreement, rule or regulation to the contrary, notwithstanding, the parties hereby agree that any action or proceeding relating to this Agreement or its subject matter shall be brought in a state or federal court situated in the County of New York, State of New York and such court shall have exclusive jurisdiction thereof; provided, however, any court with jurisdiction over the parties may, at the election of Company, have jurisdiction over any action brought with regard to or any action brought to enforce any violation or claimed violation of Section 5. The parties each hereby specifically submit to the jurisdiction of such court and further agree that service of process may be made within or without the State of New York by giving notice in the manner provided in Section 9. Each party further agrees to waive and hereby waives any right to a trial by jury, and to any objection it or he may have in any such action, based on lack of personal jurisdiction or venue, or inconvenient forum.

            (ii) In any such action or proceeding, the prevailing party shall be entitled to recover from the other party reasonable costs, including attorney's fees and expenses. In any action or proceeding before a court or other tribunal relating to this Agreement with respect to which damages are an adequate remedy, the parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages, and any court or arbitration tribunal is specifically divested of any power to award any damages in the nature of punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages.

      (e) All payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting such amounts in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

      (f) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect the meaning hereof. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance


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with and governed by the laws of the State of New York (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

      (g) The Executive acknowledges that the terms of this Agreement have been fully explained to him, that the Executive understands the nature and extent of the rights and obligations provided under this Agreement, and that the Executive has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement.

      (h) Nothing herein contained shall be construed to prevent or limit any acquisition, consolidation or merger of the Company.

      11. Condition Precedent

            In the event that the Company does not acquire Marine Transport Lines, Inc. on or before December 31, 1998, this Agreement shall be null and void and neither party shall have any rights hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                        By
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                                           William A.G. Hogg


                                        OMI CORP.


                                        By
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